                                                                    EXHIBIT 10.8



                                                CONFIDENTIAL TREATMENT REQUESTED


                        STANDARD MANUFACTURING AGREEMENT
                              (SOLECTRON DE MEXICO)

This Standard Manufacturing Agreement ("Agreement") is entered into this 11th day of June 2002 by and between Handspring, Inc. having its place of business 189 Bernardo Avenue, Mountain View, California 94043 USA ("Handspring"), and Solectron, a Delaware Corporation, and its subsidiaries and affiliates, including but not limited to Solectron Technology Singapore Ltd., Solectron Technology Sdn Bhd, Solectron Netherlands BV and any other Offshore Business Headquarters ("OBHQs"), hereafter "Solectron".

Handspring has created a market for Handspring handheld computer and wireless communicator products (hereinafter "Products") and is solely responsible for the sales and marketing of the Products. Solectron has developed processes and practices for manufacturing products for many different electronic applications and at Handspring's request desires to manufacture Handspring's Products in accordance with Handspring's specifications. Handspring acknowledges that Solectron's expertise is manufacturing and that Solectron's responsibility related to the Handspring's Products is limited to this extent. The parties agree as follows:

1.0 WORK, LICENSE

Solectron agrees to use reasonable commercial efforts to perform the Work (as defined below) pursuant to purchase orders or changes thereto issued by or for Handspring. "Work" shall mean to (1) procure components, materials, equipment and other supplies, and (2) to manufacture, assemble, test and deliver Products pursuant to detailed Specifications (as defined below), workmanship standards and quality requirements (as set forth in Addendum C attached hereto) which are provided by Handspring. For each Product or revision thereof, written specifications shall include, but are not limited to, bills of materials, schematics, assembly drawings, process documentation, test specifications, current revision number, and approved vendor list (hereinafter, collectively referred to as the "Specifications") as attached hereto.

Solectron is granted by Handspring a non-exclusive license during the term of this Agreement to use all of Handspring's patents, trade secrets and other intellectual property in the Products, solely in connection with and to the extent required to perform Solectron's obligations under this Agreement.

2.0 FORECASTS, ORDERS, MATERIAL PROCUREMENT

2.1 FORECAST. Handspring shall use its diligent efforts to provide Solectron, on a monthly basis, with a rolling twelve (12) month Product order forecast (hereinafter "MPS"). The MPS shall be non-binding with respect to purchase of product but shall be binding with respect to Handspring's liability for materials pursuant to sections 3.2 and 3.3.

2.2 PURCHASE ORDERS. Handspring will issue, or have a designated 3rd party distribution partner issue, written purchase orders that specify all Work to be completed. Handspring's designated 3rd party distribution partners must meet Solectron credit worthiness guidelines, or Handspring will guarantee purchase orders according to the terms of this Agreement. Handspring will ensure purchase orders cover a minimum one (1) month rolling time period. Purchase orders shall be in accordance with the MPS and shall be deemed accepted by Solectron, provided however that Solectron may reject any order that does not conform to the lead-time, flexibility or cancellation terms of this Agreement. Solectron shall notify Handspring of rejection of any purchase order within five (5) working days of receipt of such order.

Handspring, or its designated 3rd party distribution partners, shall use its standard purchase order form to release items, quantities, prices, schedules, change notices, specifications, or other notice provided for hereunder. The parties agree that the terms and conditions contained in this Agreement shall prevail over any terms and conditions of any purchase order, acknowledgment form or other instrument.

2.3 MATERIAL PROCUREMENT. MPS updates issued by Handspring will constitute authorization for Solectron to procure, using standard purchasing practices, the components, subassemblies, materials and supplies necessary for the manufacture of Products ("Inventory") with published lead times less than 90 days.

2.4 LONG LEAD TIME COMPONENTS. As Handspring's strategic materials management partner, Solectron may be required to purchase Long Lead Time Components in order to achieve the schedule flexibility requirements identified in Section
3.2. For the purposes of this Agreement, "Long Lead Time Components" shall mean components, subassemblies, materials and supplies with lead times greater than ninety (90) days at the time an order is placed. During the term of this Agreement, if any lead times for components, subassemblies, materials or supplies exceed ninety (90) days due to changes in market conditions, Solectron may, upon written approval directly from Handspring, reasonably purchase minimum lot sizes from suppliers ("Minimum Order Inventory"), even if greater than the amount necessary to meet the MPS, in order to ensure the schedule flexibility requirements identified in Section 3.2 are achieved. Solectron will notify Handspring in writing if lead times for any components, subassemblies, materials or supplies exceed ninety (90) days and will quantify how much additional cancellation liability Handspring will incur above and beyond the cancellation liability terms defined in Section 3.3. If lead times for components, subassemblies, materials or supplies do not exceed ninety (90) days during term of this Agreement, or any extensions thereof, Solectron and Handspring agree to abide by the reschedule flexibility and cancellation liability terms defined in Sections 3.2 and 3.3.

3.0 SHIPMENTS, RESCHEDULE FLEXIBILITY, CANCELLATION

3.1 SHIPMENTS. All Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in accordance with Handspring's Specifications, marked for shipment to Handspring's destination specified in the applicable purchase order and delivered to a carrier or forwarding agent. Shipment will be Exworks (Incoterms 2000) Solectron's Guadalajara, Mexico facility per the delivery date defined on the purchase order, at which time risk of loss and title will pass to Handspring or Handspring's designated 3rd party distribution partners. All freight, insurance and other shipping expenses from the Exworks point, will be paid by Handspring or its 3rd party distribution partners.

Solectron is expected to achieve 100% on-time delivery performance to the designated Exworks point. "On-time" delivery is defined as within 2 days early and 0 days late of scheduled delivery date defined on MPS releases issued by Handspring. If delivery of Product is early, Handspring or its designated 3rd party distribution partners, may return said Product to Solectron for re-delivery on the scheduled delivery date with Solectron bearing all cost of Product return and re-delivery. If Product delivery is late due to the fault of Solectron, Handspring may require Solectron to ship an emergency as needed quantity of Products via premium air transportation to locations specified by Handspring or its designated 3rd party distribution partners and Handspring's sole liability to Solectron shall be limited to payment for the Products received at the prices specified herein and standard surface freight charges. Handspring will not unreasonably require Solectron to air ship product unless Handspring needs Product to meet customer commitments. Solectron's on-time delivery measurement will not be affected by late shipments that result from delays by either Handspring or its 3rd party distribution partners in scheduled pick up of finished goods.

Handspring's business model strives to minimize finished goods inventory in the supply chain. Handspring will work with our 3rd party distribution partners and Solectron to maintain an optimized logistics model for transportation in the North American region.

3.2 QUANTITY INCREASES AND SHIPMENT SCHEDULE CHANGES. For any purchase order issued in accordance to this Agreement, Handspring may (i) increase the quantity of Products or (ii) reschedule the quantity of Products and their shipment date as provided in the table below:

Maximum Allowable Variance From Purchase Order Quantities/Shipment Dates

               # of days before     Allowable      Maximum       Maximum
               Shipment Date        Quantity       Reschedule    Reschedule
               on Purchase Order    Increases      Quantity      Period
               -----------------    ---------      ----------    ----------
               0-30                 [*]            [*]           [*]
               31-60                [*]            [*]           [*]
               61-90                [*]            [*]           [*]
               91 +                 [*]            [*]           [*]

Any purchase order quantities increased or rescheduled pursuant to this Section may not be subsequently increased or rescheduled without the prior written approval of Solectron. All other changes in quantity or shipment date require Solectron's prior written consent. Solectron will use reasonable commercial efforts to meet quantity increases. If there are extra costs to meet a schedule increase in excess of the above limits, Solectron will inform Handspring for its written approval in advance.

Handspring will be liable for on-hand Tier 1 material carrying costs in excess of [*] demand created by a Handspring initiated change in the MPS (assuming Tier 1 materials have been purchased and/or canceled to lead time and MPS requirements). [*]. Handspring agrees to disposition Tier 1 material in excess of [*] demand. The methodology will be defined in an addendum to this Agreement and will cover freight and cost of acquisition. Handspring will be liable for a one-time carrying cost charge for any Tier 2 material excess of [*] of demand created by a Handspring initiated change in the MPS (assuming Tier 2 materials have been purchased and/or canceled to lead time and MPS requirements). [*]. Handspring and Solectron will negotiate a methodology, and attach as an addendum to this Agreement, to cover inbound freight and cost of acquisition expenses.

3.3 CANCELLATION LIABILITY. In the event Handspring cancels any purchase orders, or portions thereof, Handspring and Solectron agree to the following cancellation terms:


        # days from the
        day of notice        Handspring cancellation liability:
        ---------------      ----------------------------------
        0 - 30 days   [*]

        31 - 60 days  [*]

        61 - 90 days  [*]

        91+           [*]


Solectron will be responsible for managing, consuming or disposing of Tier 2 excess inventory at no cost to Handspring. Handspring will not write down any inventory of industry-standard components. Handspring will be responsible for negotiating prices and terms and conditions of Tier 1 suppliers. Handspring will provide Solectron with the results of those negotiated terms.

If an open purchase order is re-scheduled within lead-time, the Handspring cancellation liability terms apply to the originally scheduled delivery dates.


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

4.0 ENGINEERING CHANGES

Handspring may request, in writing, that Solectron incorporate engineering changes into the Product. Such request will include a description of the proposed engineering change sufficient to permit Solectron to evaluate its feasibility and cost. Solectron's evaluation shall be in writing and shall state the costs and time of implementation and the impact on the delivery schedule and pricing of the Product. Solectron will not be obligated to proceed with the engineering change until the parties have agreed in writing upon the changes to the Product's Specifications, delivery schedule and Product pricing and upon the implementation costs to be borne by the Handspring including, without limitation, the cost of Inventory on-hand and on-order that becomes obsolete.

As Handspring's strategic manufacturing engineering partner, Solectron is expected to make recommendations to Product design that would make Product more manufacturable, reduce material costs and/or improve quality. Handspring will evaluate such recommendations and incorporate such recommendations into Product design as appropriate. Without the prior written authorization from Handspring, Solectron will not make any changes to Product design. Without the prior written authorization from Handspring, Solectron also will not make any changes to manufacturing processes which affect the form, fit, function, performance or reliability of the Product.

5.0 TOOLING, NON-RECURRING EXPENSES, SOFTWARE LICENSE, PROPERTY

5.1 TOOLING. Solectron shall provide non-Product specific tooling at its expense. Handspring shall pay for or obtain and consign to Solectron any Product specific tooling and other reasonably necessary non-recurring expenses, to be set forth in Solectron's quotation.

5.2 SOFTWARE LICENSE. All software that Handspring provides to Solectron is and shall remain the property of Handspring. Handspring grants Solectron a license to copy, modify and use such software solely in connection with and to the extent required to perform Solectron's obligations under this Agreement. All software developed by Solectron to support the process tooling or otherwise shall be and remain the property of Solectron.

5.3 HANDSPRING PROPERTY. Unless otherwise agreed in writing, all tooling, equipment or material of every description furnished to Solectron by Handspring or specifically paid for by Handspring and held by Solectron, and any replacements thereof or any materials affixed or attached thereto, shall be and remain the personal property of Handspring and shall be clearly labeled as Handspring equipment and safely stored. Solectron shall not use such property except in filling Handspring's Purchase Orders unless otherwise authorized in writing by Handspring. Such property while in Solectron's custody or control shall be held at Solectron's risk, shall be maintained in operable condition, subject to normal tool life expectancies, kept insured by Solectron at Solectron's expense in an amount equal to the replacement cost with loss payable to Handspring and will be subject to removal at Handspring's written request.

6.0 PRODUCT ACCEPTANCE AND WARRANTIES

6.1 PRODUCT ACCEPTANCE. The Product shall be deemed to be successfully completed only at such time as Handspring has received, inspected and accepted the Product. Within ten (10) calendar days after Product receipt at Handspring or one of its 3rd party distribution partners, Handspring or its 3rd party distribution partner shall either notify Solectron that it has rejected the Product and request corrections or revisions, or the Product shall be deemed automatically accepted.

6.2 PRODUCT QUALITY. Solectron is expected to deliver 100% quality Product in conformance to all Product Specifications, workmanship standards and quality requirements set forth in Addendum C. As Handspring's strategic quality partner, Solectron is expected to institute appropriate quality controls at the factory to stop any defective Product from shipping to Handspring or its designated 3rd party distribution partners. Handspring's intent is not to inspect each shipment coming from Solectron, however, Handspring reserves the right to audit Solectron's facilities, conduct source inspection and/or inspect Product at designated distribution or field repair centers. Handspring and Solectron will work together to jointly determine if Product is defective. Handspring, or its designated 3rd party, may return defective Products, freight collect, after obtaining a return material authorization number from Solectron to be displayed on the shipping container and completing a failure report. Solectron will not unreasonably withhold such return material authorization numbers. Rejected Products will be promptly repaired or replaced, at Solectron's option, and returned freight pre-paid.

6.3 EXPRESS LIMITED WARRANTY. Solectron warrants that the Products will conform to Handspring's applicable Specifications and will be free from defects in workmanship for a period of [*] from the date of shipment. Materials are warranted to the same extent that the original manufacturer warrants the materials. This express limited warranty does not apply to (a) materials consigned or supplied by Handspring to Solectron; (b) defects resulting from Handspring's design of the Products; (c) Product that has been abused, damaged, altered or misused by any person or entity after title passes to Handspring. With respect to first articles, prototypes, pre-production units, test units or other similar Products, Solectron makes no representations or warranties whatsoever. Notwithstanding anything else in this Agreement, Solectron assumes no liability for or obligation related to the performance, accuracy, specifications, failure to meet specifications or defects of or due to tooling, designs, operating system software, or instructions produced or supplied by Handspring and Handspring shall be liable for costs or expenses incurred by Solectron related thereto. Upon any failure of a Product to comply with the above warranty, Solectron's sole obligation, and Handspring's sole remedy, is for Solectron, at Solectron's option, to promptly repair or replace such unit and return it to Handspring freight prepaid. Solectron will bear all costs of repairing defective Product within warranty. Handspring shall return Products covered by the warranty freight collect after completing a failure report and obtaining a return material authorization number from Solectron to be displayed on the shipping container.

6.4 EPIDEMIC CONDITION. An Epidemic Condition exists when failure reports or statistical samplings show that five percent (5%) or more of the same Product installed or shipped during any one month contain an identical, repetitive defect in Solectron supplied material and/or workmanship. If during that warranty period of [*], the same Product shows evidence of an Epidemic Condition, Handspring shall have the right, pending correction of the Epidemic Condition, to postpone further shipments of such Product by giving written notice of such postponement to Solectron. Such postponement shall temporarily relieve Solectron of its shipment liability and Handspring of any shipment liability for such postponed shipments. Both parties shall work together to prepare and propose a corrective action plan addressing implementation and procedure milestones for remedying such Epidemic Condition(s). Both parties shall use diligent efforts to implement the remedy in accordance with the agreed upon schedule.

In the event of Epidemic Failure Solectron will:

    a. Incorporate the remedy in the affected Product in accordance with Handspring engineering change order procedures;

    b.  Ship all subsequent Products incorporating the required remedy; and

    c. Shall pay the direct costs of implementing the remedy on Products evidencing the Epidemic Condition within the warranty period if caused by Solectron, provided that said costs shall not exceed the total price paid by Handspring for the affected Products less Solectron's actual cost for the components incorporated into the affected Products.

SOLECTRON MAKES NO OTHER WARRANTIES OR CONDITIONS ON THE PRODUCTS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH HANDSPRING, AND SOLECTRON SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.0     PAYMENT TERMS, ADDITIONAL COSTS AND PRICE CHANGES


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

7.1 PRICE AND PAYMENT TERMS. The price for Products to be manufactured is set forth in Addendum A and may be changed from time to time through purchase orders issued by Handspring and accepted by Solectron. All pricing changes must be mutually agreed to by both parties in writing. Solectron is expected to cut in material cost reductions negotiated by either Handspring or Solectron in accordance with established material lead-times. All prices quoted are exclusive of federal, state and local excise, sales, use and similar taxes, and any duties, and Handspring shall be responsible for all such items. Payment for any Products, services or other costs to be paid by Handspring or its designated 3rd party hereunder is [*] days net from the date of invoice and shall be made in lawful U.S. currency Handspring will, in good faith, continue to try to establish [*] terms with the Tier 1 suppliers. On a quarterly basis, Handspring will report to Solectron the progress made in extending these terms with these suppliers.

7.2 ADDITIONAL COSTS. Handspring is responsible for (a) any expediting charges reasonably necessary because of a change in Handspring's requirements, if such changes do not conform to established flexibility terms defined in section 3.2 which charges are pre-approved (b) any reasonable overtime or downtime charges incurred as a result of delays in the normal production or interruption in the workflow process and caused by: (1) Handspring's change in the Specifications; or (2) Handspring's failure to provide sufficient quantities or a reasonable quality level of consigned materials where applicable to sustain the production schedule.

7.3 PRICE CHANGES. The price of Products to Handspring may be increased by Solectron if Solectron can demonstrate by verifiable written proof (a) the market price of fuels, materials, raw materials, equipment, labor and other production costs, increase beyond normal variations in pricing and (b) the parties agree in writing to the increase after good faith negotiation (a "Justified Price Increase"). The price of Products to Handspring may be decreased at the request of Handspring if Handspring can demonstrate by verifiable written proof (a) the market price of fuels, materials, raw materials, equipment, labor and other production costs, decrease beyond normal variations in pricing and (b) the parties agree in writing to the decrease after good faith negotiation (a "Justified Price Decrease"). Solectron agrees to provide Handspring with true, accurate and current actual costs for all components, in addition to other information as defined by the Materials Management Program outlined in Addendum B, in the event Solectron believes a Justified Price Increase is warranted.

7.4 COST REDUCTIONS. Solectron agrees to seek ways to reduce the cost of manufacturing Products by methods such as elimination of components, obtaining alternate sources of materials, negotiation of preferred terms with component suppliers, redefinition of Specifications, and improved assembly or test methods. Cost reduction requirements and the process for allocating cost savings are set forth in Addendum A. If Solectron does not deliver the required cost reduction for any given quarter, Solectron will provide Handspring with verifiable written proof of the price paid by Solectron for fuels, materials, raw materials, equipment, labor and other production costs. Any reconciliation of unplanned cost changes within a quarter will take place at the next regular quarterly pricing review.

8.0 TERM AND TERMINATION

8.1 TERM. The term of this Agreement shall commence on the date hereof above and shall continue for one (1) year thereafter unless terminated earlier as provided in Section 8.2 or 10.8. After the expiration of the initial term hereunder (unless this Agreement has been terminated) this Agreement shall be automatically renewed for separate but successive one-year terms.

8.2 TERMINATION. This Agreement may be terminated by either party (a) for any reason upon one hundred eighty (180) days written notice to the other party, or
(b) if the other party defaults in any payment to the terminating party and such default continues without a cure for a period of thirty (30) days after the delivery of written notice thereof by the terminating party to the other party, or (c) if the other party defaults in the performance of any other material term or condition of this Agreement and such default continues un-remedied for a period of thirty (30) days after the delivery of written notice thereof by the terminating party to the other party. Any purchase orders shall be fulfilled by Solectron unless cancelled as provided in section 3.3. Notwithstanding termination of this Agreement, Sections 3.1, 3.3, 5.0, 6.0, 7.1, 7.2, 8.2, 9.0, and 10.0 shall survive said termination.



* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

9.0 LIABILITY LIMITATION

9.1 PATENTS, COPYRIGHTS, TRADE SECRETS, OTHER PROPRIETARY RIGHTS. Handspring shall defend, indemnify and hold harmless Solectron from all costs, judgments and attorney's fees arising from any claim that Solectron's manufacture of the Products under this Agreement directly infringes any third party United States patent rights, copyrights or trade secrets. Solectron shall promptly notify Handspring in writing of the initiation of any such claims, give Handspring sole control of any defense or settlement, and provide Handspring reasonable information and assistance in resolving such claim. The preceding indemnity shall not apply, however, to any claims arising from the use by Solectron of any materials, components or manufacturing processes not expressly specified by Handspring.

THE FOREGOING STATES THE ENTIRE LIABILITY OF HANDSPRING CONCERNING INFRINGEMENT OF PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHTS.

9.2 PRODUCT LIABILITY. Handspring agrees that, if notified promptly in writing and given sole control of the defense and all related settlement negotiations, it will defend Solectron from any claim or action and will hold Solectron harmless from any third party loss, damage or injury, including death, which arises from any alleged defect of Handspring's design of any Products. Similarly, Solectron agrees that, if notified promptly in writing and given sole control of the defense and all related settlement negotiations, it will defend Handspring from any claim or action and will hold Handspring harmless from any third party loss, damage, or injury, including death, which arises from any alleged workmanship defect of any Products.

9.3 AUTHORIZED MANUFACTURING PARTNER; INDEMNIFICATION. Handspring hereby designates Solectron as its "Authorized Manufacturing Partner" under its supplier purchase agreements, and as such Solectron is authorized to issue to supplier purchase orders of its own in accordance with the MPS or against a purchase order issued by Handspring, or Handspring's designated 3rd party distribution partners, to Solectron. Solectron shall defend, hold harmless and indemnify Handspring from any and all third party claims, suits, losses and expenses, including attorneys fees, due to Solectron issuing a purchase order in excess of the MPS or a Handspring purchase order, or for cancelled or suspended purchase orders, except for any canceled or suspended purchase orders that are canceled or suspended at Handspring's request.

9.4 NO OTHER LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF THIS AGREEMENT OR THE SALE OF PRODUCTS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING THE POSSIBILITY OF NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE, AND EVEN IF ANY OF THE LIMITED REMEDIES IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.

10.0 MISCELLANEOUS

10.1 CONFIDENTIALITY. In the course of enabling Solectron to manufacture and deliver Products under this Agreement, the parties acknowledge that they will exchange confidential and proprietary information ("Confidential Information"). Confidential Information includes, but is not limited to, Product drawings, development plans, models and design details; Specifications; inventions, know-how and processes; software programs; information related to current, future and proposed products and services; procurement requirements; customer lists; forecasts; sales and marketing plans; financial information; and the terms and conditions of this Agreement. The party that receives such Confidential Information agrees not to disclose it directly or indirectly to any third party, or to use it for any purpose other than as required under this Agreement, without the prior written consent of the disclosing party. Confidential Information disclosed pursuant to this Agreement shall be maintained confidential for a period of three years after the disclosure thereof.

10.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings between the parties relating to such transactions. Both parties shall hold the existence and terms of this Agreement confidential, unless it obtains the other party's express written consent otherwise. In all respects, this Agreement shall govern, and any other documents including, without limitation, preprinted terms and conditions on Handspring's purchase orders and Solectron acknowledgements shall be of no effect.

10.3 AMENDMENTS. This Agreement may be amended only by written consent of both parties.

10.4 INDEPENDENT CONTRACTOR. Neither party shall, for any purpose, be deemed to be an agent of the other party nor the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

10.5 EXPENSES. In the event a dispute between the parties hereunder with respect to this Agreement must be resolved by litigation or other proceeding, the prevailing party shall be entitled to receive reimbursement for all associated reasonable attorneys fees from the other party.

10.6 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California, excluding its choice of law principles. The parties consent to the exclusive jurisdiction of the state and Federal courts in Santa Clara County, California.

10.7 SUCCESSORS, ASSIGNMENT. This Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other party, not to be unreasonably withheld.

10.8 FORCE MAJEURE. In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to any Act of God, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, material unavailability, or any other cause beyond the reasonable control of the party invoking this section, and if such party shall have used its commercially reasonable efforts to mitigate its effects, such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences. Regardless of the excuse of Force Majeure, if such party is not able to perform within ninety (90) days after such event, the other party may terminate the Agreement. Termination of this Agreement shall not affect the obligations of either party that exist as of the date of termination.

ACCEPTED AND AGREED TO:

HANDSPRING, INC.:                            SOLECTRON Corporation

/s/ Michael Gallucci                         /s/ Joe Regan
--------------------------------------       -----------------------------------
By: Michael Gallucci                         By: Joe Regan
   -----------------------------------          --------------------------------
Title: Vice President, Manufacturing         Title: Corporate V.P.
      --------------------------------             -----------------------------

                                                CONFIDENTIAL TREATMENT REQUESTED
--------------------------------------------------------------------------------



MANUFACTURING AGREEMENT ADDENDUMS

   A.      Pricing.............................................................2
   B.      Materials Management................................................7
   C.      Quality............................................................10
   D.      Virtual Manufacturing Team.........................................11
   E.      Planning...........................................................12
   F.      Reporting and data sharing.........................................13

                                                CONFIDENTIAL TREATMENT REQUESTED
--------------------------------------------------------------------------------


A.  PRICING

    1. VALUE-ADD: Solectron's price to Handspring will be based upon the following model and rates. On a quarterly basis, unit pricing will be calculated for each product with three cost components. Material markup and freight costs will be calculated by multiplying Tier 1 and Tier 2 components cost, as mutually agreed to by both parties, by Tier 1 Markup, Tier 2 Markup and Inbound Freight rates for the applicable Monthly Dollar Spend. PCB assembly cost will be calculated by multiplying total component count by PCBA Placement Cost for the given Average Monthly Placements. Final Assembly and Test Cost will be calculated by multiplying Final Assembly and Test Shop Rates by the Final Assembly and Test Labor Standards, as mutually agreed to by both parties, for the applicable Average Monthly Volume. In the event that the average monthly dollar spend, placements, or volume are higher or lower than the values set in the forward quarterly pricing, a corresponding variance to align pricing with the correct level will be paid by Handspring or Solectron to the other party at the end of the affected quarter.

    ----------------------------------------------------------------------------
     AVERAGE MONTHLY
       DOLLAR SPEND     MARKUP ON TIER 1     MARKUP ON TIER 2    INBOUND FREIGHT
    ----------------------------------------------------------------------------
    [*]               [*]                 [*]                  [*]
    ----------------------------------------------------------------------------
    [*]               [*]                 [*]                  [*]
    ----------------------------------------------------------------------------
    [*]               [*]                 [*]                  [*]
    ----------------------------------------------------------------------------
    [*]               [*]                 [*]                  [*]
    ----------------------------------------------------------------------------
    [*]               [*]                 [*]                  [*]
    ----------------------------------------------------------------------------
    [*]               [*]                 [*]                  [*]
    ----------------------------------------------------------------------------
    NOTES:
    1.  Average Monthly Dollar Spend is computed based on the total volume of all handheld products manufactured within Handspring's quarter.
    ----------------------------------------------------------------------------


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED
--------------------------------------------------------------------------------


    ----------------------------------------------------------------------------
     AVERAGE MONTHLY    PCBA PLACEMENT COST
        PLACEMENTS         ($/PLACEMENT)
    -----------------------------------------
    [*]                 [*]                   NOTES:

    ----------------------------------------- 1.  PCBA Placement Cost will be
    [*]                 [*]                       directly multiplied by the #
                                                  of PCBA components in each
    -----------------------------------------     viewer to calculate the cost
    [*]                 [*]                       of the total PCBA assembly.
                                              2.  Placements represent a
    -----------------------------------------     combination of tape and reel,
    [*]                 [*]                       pick and place, mechanical,
                                                  hand placed and other PCBA
    -----------------------------------------     components.
    [*]                 [*]                   3.  Average Monthly Placements is
                                                  computed based on the total
    -----------------------------------------     volume of all handheld
    [*]                 [*]                       products manufactured within
                                                  Handspring's quarter.
    ----------------------------------------------------------------------------

    ---------------------------------------------------------------------------------------
                       ASSEMBLY
                       AND TEST
    AVERAGE MONTHLY    SHOP RATE
    VOLUME             ($/HOUR)
    ------------------------------
    [*]               [*]          NOTES:
    ------------------------------ 1.  Average Monthly Volume is computed based on the
    [*]               [*]              total volume of all handheld products manufactured
    ------------------------------     within Handspring's quarter
    [*]               [*]
    ------------------------------
    [*]               [*]
    ------------------------------
    [*]               [*]
    ------------------------------
    [*]               [*]
    ------------------------------
    [*]               [*]
    ---------------------------------------------------------------------------------------

    2. COST REDUCTION: Solectron will provide a cost reduction on Tier 2 components and in Transformation cost each quarter based on the agreed upon pricing for the previous quarter. Cost reduction for Tier 2 components and Transformation cost will be volume dependant per the following table. In the event that the average monthly volume is higher or lower than the value set in the forward quarterly pricing, a corresponding variance to align cost reductions with the correct volume level will be paid by Handspring or Solectron to the other party at the end of the affected quarter.


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED
--------------------------------------------------------------------------------


    ----------------------------------------------------------------------------------
                                                 TRANSFORMATION      TIER 2 MATERIALS
    MONTHLY VOLUME (UNITS)  QUARTERLY AVERAGE    COST REDUCTION       COST REDUCTION
    ----------------------------------------------------------------------------------
    [*]                    [*]                 [*]                 [*]
    ----------------------------------------------------------------------------------
    [*]                    [*]                 [*]                 [*]
    ----------------------------------------------------------------------------------
    [*]                    [*]                 [*]                 [*]
    ----------------------------------------------------------------------------------
    [*]                    [*]                 [*]                 [*]
    ----------------------------------------------------------------------------------
    [*]                    [*]                 [*]                 [*]
    ----------------------------------------------------------------------------------
    [*]                    [*]                 [*]                 [*]
    ----------------------------------------------------------------------------------
    [*]                    [*]                 [*]                 [*]
    ----------------------------------------------------------------------------------


    3 PPVS will be submitted monthly, and all supporting documents will be available for review upon Handspring's request.

    4. QUOTES: During development and before Production, Handspring will request frequent Costed BOM and Transformation quotes, following design changes. Handspring expects quotes within 5 business days of the request.

    5. QUOTE CONFIRMATION: Full (Material + Transformation) quotes will be confirmed formally (for ex. by e-mail) by an authorized representative from the CM.

    6. PROTOTYPE BUILDS AND NRE: Solectron's price to Handspring will be based upon the following model and rates. For each prototype build, Handspring will specify the number of units that will be built. Breaking down the build into specific unit quantities (including an initial First Article Inspection build) will allow the Handspring and Solectron teams to properly evaluate designs and processes and to make necessary improvements prior to the start of the next build. It is assumed that a prototype build will span 5 days as described in the pricing model below. It is assumed that DFx input will be provided at no cost to Handspring as part of Solectron's standard NPI service. Tooling, fixtures and testers will be quoted by Solectron on a case-by-case basis. Handspring will pay Solectron a one-time setup fee for each prototype (DVT/PVT) build. Handspring will pay Solectron a material markup to cover cost of acquisition and inbound freight. Value add pricing will be determined by the quantity of units in the prototype build.


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED
--------------------------------------------------------------------------------
                      DVT/PVT STANDARD BUILD PRICING MODEL


                      DVT/PVT STANDARD BUILD PRICING MODEL

PRE-BUILD SMT\LINE SET-UP                        [*]

MATERIAL MARKUP                                  [*]

VALUE ADD

               Build                             Quantity              Total Lot Charge
               -----                             --------              ----------------
First Article Inspection (FAI) Build             [*]                   [*]
Build Balance*                                   [*]                   [*]


NUMBER OF UNITS

                                                                          Unit cost    Extended cost
Material BOM Cost                                                           $ --            $ --
Markup                                                                     #VALUE!        #VALUE!
                                                                                       --------------
Total Material Cost                                                                         $ --

Total Value Add                                                                              [*]

TOTAL DVT COST                                                                              $ --


ASSUMPTIONS

1)  Timeline for a Standard Pre-Production build is as follows:

-----------------------------------------------------------------------------------------------------
DAY 1            DAY 2                      DAY 3                  DAY 4             DAY 5
-----------------------------------------------------------------------------------------------------
Pre-Build Set-up
-----------------
                 -------------
                 SMT FAI (0-25)
                 -------------
                              --------------
                              FA&T FAI (0-25)
                              --------------
                                            ------------
                                            SMT (26-100)
                                            ------------
                                                  -------------
                                                  FA&T (26-100)
                                                  -------------
                                                        ---------------------
                                                             SMT Balance
                                                        ---------------------
                                                                   ---------------------
                                                                        FA&T Balance
                                                                   ---------------------
                                                                                     ----------------
                                                                                     Wrap up and Ship
                                                                                     ----------------

    2) Pre-production build plan and schedule will be agreed to by Handspring and Solectron prior to build start.

    3) Handspring will release balance builds based on quality of the previous day's build.

    4) Additional costs to the original schedule due to Handspring caused delays shall be priced at [*]/day for SMT and [*]/day for Final Assembly & Test. This will occur only with the concurrence of the Handspring MPM.

    5) Final costs using this model shall be submitted by the Solectron PM within one week of build completion.


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED
--------------------------------------------------------------------------------


7. TIMING OF EVENTS: Handspring's fiscal year is from July to June (Fiscal Q1 covers the months of July, August and September). Each quarter is divided into three Fiscal Months, with a 4-wk, 4-wk, and 5-wk duration respectively.

----------------------------------------------------------------------------------
                           Fiscal Month 1    Fiscal Month 2     Fiscal Month 3
                    Month  --------------    --------------   --------------------
                     Week  1    2   3   4    5   6   7    8   9   10  11  12   13
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Solectron submits          X                 X                X
Weighted-average costs
----------------------------------------------------------------------------------
Solectron submits Labor                                           X
Standards (HPU) for
following Quarter's
Transformation quote
----------------------------------------------------------------------------------
Solectron submits Costed   X                 X                X
BOM
----------------------------------------------------------------------------------
Solectron submits PPV           X                X                X
for previous month
----------------------------------------------------------------------------------
Solectron submits NRE,          X                X                X
NPI costs
----------------------------------------------------------------------------------

                                                CONFIDENTIAL TREATMENT REQUESTED
--------------------------------------------------------------------------------


B.  MATERIALS MANAGEMENT

    1. TIER 1 & 2 DEFINITION: Agile BOMs will be the reference for Tier 1 / Tier 2 information for each part.

---------------------------------------------------------------------------------------------
                          TIER 1 (HANDSPRING HAS PRIMARY     TIER 2 (SOLECTRON HAS PRIMARY
                             COMMODITY RESPONSIBILITY)         COMMODITY RESPONSIBILITY)
---------------------------------------------------------------------------------------------
COMMODITIES              Rechargeable Batteries             Resistors
                         Microprocessors                    Capacitors
                         LCD & related (EL Power Supply,    Inductors *
                         Touch Panel, Touch Panel IC)       Crystals *
                         Sheet Metal and Castings           Diodes
                         (housings, hinges, styli)          Misc. Standard Hardware
                         Plastics, IMD, Paint, Shielding    Industry Standard Connectors
                         Masked Rom, OTP                    Industry Standard IC's
                         Memory -- DRAM/Flash               Industry Standard Speakers *
                         Connectors -- Custom               Industry Standard Switches
                         PCBs                               Fuses
                         Snap Domes                         Resonators *
                         Power Supply IC's (Linear Tech)
                         Custom Speakers Assemblies
                         Vibrator Motors
                         IR Devices
                         USB Chip
                         Microphone Assemblies
                         Antenna
                         RF Chipsets
                         Misc. Custom HW
                         Crystals *
                         Industry Standard Speakers *
                         Inductors *
                         Resonators *

---------------------------------------------------------------------------------------------
STRATEGIC MANAGEMENT     Handspring                         Solectron
(*)
---------------------------------------------------------------------------------------------
TACTICAL MANAGEMENT (*)  Solectron                          Solectron
---------------------------------------------------------------------------------------------
VMI OPERATIONS           Solectron                          Solectron
---------------------------------------------------------------------------------------------
SECOND SOURCING, LEAD    Handspring                         Solectron
TIME REDUCTIONS
---------------------------------------------------------------------------------------------
AVL CONTROL              Handspring                         Handspring
---------------------------------------------------------------------------------------------
COST REDUCTION           Handspring                         Solectron
---------------------------------------------------------------------------------------------
E&O RESPONSIBILITY       Handspring                         Solectron
---------------------------------------------------------------------------------------------

* NOTE: Commodities listed with * could be classified as either Tier 1 or Tier
2. Prior to production release of any new product, Handspring and Solectron will jointly review the components classified under these * commodities and formally agree on the proper Tier designation.


STRATEGIC MANAGEMENT includes: supplier evaluation, selection, qualification, contract negotiation, cost reduction, performance management, cycle time / flexibility improvement, lead-time reduction, quality problem escalation, technology roadmap discussions and quarterly supply reviews. This also includes

                                                CONFIDENTIAL TREATMENT REQUESTED
--------------------------------------------------------------------------------


contract negotiation and implementation of VMI. Quality Problem Escalation could include requiring problematic suppliers to perform source inspection prior to shipment to SLR.

TACTICAL MANAGEMENT includes: running MRP, place / change / cancel POs for ongoing fulfillment of production requirements, resolve day-to-day quality problems, including issuing debit memos/corrective action reports, and will provide monthly supplier performance information such as delivery, quality, cost.

    2. DFX INPUT: Solectron is expected to regularly present their Preferred Supplier list for Tier 2 parts to Handspring's Engineering department, in order to optimize future products' designs and component choices.

    3. QUALIFICATION: Solectron will implement Handspring's process to qualify new components:
        Agile document # 80-0051-00, Procedure, First Article,
        Agile document # 80-0087-00, Procedure, Guidelines for Component Substitution for Compatible Parts "Better Than Procedure"

    4. MATERIAL RESPONSIBILITY: Solectron will be responsible for managing, consuming or disposing of Tier 2 excess inventory at no cost to Handspring. Handspring will not write down any inventory of industry-standard components. Handspring will be responsible for negotiating prices and terms and conditions of Tier 1 suppliers. Handspring will provide Solectron with the results of those negotiated terms.

    5. PHYSICAL INVENTORIES: The CM will conduct a Physical Inventory annually and report the results to Handspring. Handspring reserves the right to conduct Physical Inventories on a list of selected parts, if the need arises. For consigned inventory, the CM is responsible for the full purchase value of the consigned inventory if damaged or lost. Handspring agrees to reimburse damage insurance with all applicable receipts and justification.

    6. OPEN BOOK PRICING: Solectron will provide open book pricing to Handspring for Tier 2 components. On a monthly basis, Solectron will provide Handspring both weighted average pricing for each Tier 1 and Tier 2 component (accounting for on-hand and on-order inventory) and actual (unburdened)component pricing by supplier for each supplier used. Handspring will have the right to audit Tier 1 and Tier 2 material pricing subject to supplier and customer confidentiality agreements. Solectron will also report lead times by part number on a monthly basis for all components.

    7. INVENTORY CARRYING COST: Handspring will be liable for On-Hand Tier 1 material carrying costs in excess of [*] demand created by a Handspring initiated change in the MPS (assuming Tier 1 materials have been purchased and/or canceled to lead time and MPS requirements). Carrying charges will be set at [*] for Tier 1 materials. Handspring agrees to disposition Tier 1 material in excess of [*] demand. The methodology will be defined in the proposed agreement and will cover freight and cost of acquisition. Handspring will be liable for a [*] of demand created by a Handspring initiated change in the MPS (assuming Tier 2 materials have been purchased and/or canceled to lead time and MPS requirements). [*] Handspring and Solectron will negotiate a methodology in the agreement to cover inbound freight and cost of acquisition expenses.

    8. MATERIAL TRANSFER: In the case of any Material transfer between 2 Handspring Partners, the price used will be the Handspring supplied costed BOM price (usually the selling partner's BOM price). Handspring will pay PPV if the seller's weighted average actual cost is more than the Handspring supplied costed BOM price. Freight will be paid by the buying partner. Handspring will reimburse inbound freight costs to the selling partner separately.


    * Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED
--------------------------------------------------------------------------------


    9. VENDOR MANAGED INVENTORY: Handspring and Solectron will work together in good faith to bring Tier 1 and Tier 2 component suppliers into a vendor managed inventory (VMI) program, and to agree to share any cost savings generated as a result of reduced inventory holding by Solectron.

    10. TIMING OF EVENTS:

----------------------------------------------------------------------------------
                           Fiscal Month 1    Fiscal Month 2     Fiscal Month 3
                    Month  ---------------- ----------------- --------------------
                     Week  1    2   3   4    5   6   7    8   9   10  11  12   13
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
Solectron submits               X                X                X
Carrying Costs for
previous month
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

                                                CONFIDENTIAL TREATMENT REQUESTED
--------------------------------------------------------------------------------


C.  QUALITY

    1. SPECIFICATIONS AND PROCEDURES: The Contract Manufacturer will apply all Quality procedures created by Handspring. Current procedures documented in Agile include:

            -   80-0028-00, Procedure, Manufacturing Supplier Quality

            - 80-0096-00, Specification, Cosmetics for Injection Molded Parts, 1994 Edition

            -   80-0105-00, Specification, Cosmetics for Sheet Metal Parts

            - 80-0083-00, Procedure, Solder Assembly Attachment Materials, Handspring Approved

            - 80-0179-00, Procedure, Cosmetic Inspection Criteria StandardWarranty, RMA management


    2. WARRANTY: Solectron warrants that products will conform to Handspring's available specifications and will be free from defects in workmanship for a period of [*] from the date of shipment.

    3. RMA, REPAIR: Solectron will execute timely RMA repairs (both in- and out-of warranty) with Solectron Global Services (for Handspring's communicator products), other Handspring's Service partners and with material suppliers.


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED
--------------------------------------------------------------------------------


D.  VIRTUAL MANUFACTURING TEAM

    1. VMT EXPECTATIONS: With initial input from our CM partners, Handspring has formalized our expectations of the CM's roles and responsibilities during an entire Product Life Cycle (from Concept to End Of Life) in the document 80-0189-00. This document also includes Handspring's responsibilities during the Product Life Cycle.

    2. ECO RESPONSES: Upon release of an Engineering Change Order, the CM partner will respond back to Handspring within 2 business days, specifying the action plan to implement the ECO:

            -   Confirmation of ECO implementation date in production

            - Confirmation of quantity and cost of parts that become obsolete by the ECO

            - List of actions to be taken with suppliers to procure new parts, if needed

            - List of actions to be taken with suppliers to cancel / restock old parts, if needed

            - If required, immediately order new parts upon formal approval from Handspring.

                                                CONFIDENTIAL TREATMENT REQUESTED
--------------------------------------------------------------------------------


E.  PLANNING

    1. HANDSPRING MPS: Under the current process, Handspring issues a MPS once per month, representing a 12-month rolling non-binding forecast.

            - The CM partner should acknowledge immediately the receipt of the new plan.

            - The CM partner should formally commit to a new Master Production Schedule (MPS) by providing written confirmation to Handspring within 2 business days of its release by Handspring. This commit will list any material constraints or capacity constraints.

            - For MPS increases, the CM partner should execute any material purchase orders and/or changes and provide written confirmation to Handspring within 5 business days of a new MPS.

            - For MPS decreases, the CM partner should execute any material cancellations within 2 business days of a new MPS.

            - As indicated in the Material Management section, Lead Times and MPS changes define Handspring's Tier 1 material liability.

    2. APS SYSTEM: APS is the acronym for Handspring's Advanced Planning and Scheduling System. This IT system will be used by Handspring to centralize all business data on Forecasts, Sales, Production, Shipments, and generate our MPS. The CM partner will support the implementation, testing and operation of Handspring's Advanced Planning and Scheduling System.

                                                CONFIDENTIAL TREATMENT REQUESTED
--------------------------------------------------------------------------------


F.  REPORTING AND DATA SHARING

    1.  DAILY REPORTS

        -   Production, Shipment & POD Report

        -   Quality Summary

        -   Constraints Status, as required

    2.  WEEKLY REPORTS

        -   Weekly Production Schedule

        -   Delivery Performance to prior week's schedule

        - CM On-Hand/On-Order Inventory -- Including Consigned Inventory at $0 value

        - QIP & Yield Reports, weekly, monthly, quarterly and if required, daily

        -   CIT Update

        -   RMA Status -- Warranty Returns

        -   Accounts Receivable Report (Aging)

        -   Action Item Report

    3.  MONTHLY REPORTS

        -   CM P/O Action Report

        -   Costed BOM / Material Price Quote Worksheet

        -   E&O Status/Performance

        -   Commodity Lead Times

        -   Long Lead Time Material Authorization Request

        -   2nd Source Update

        -   Program Management Report

        -   Tier 1 Supplier On Time Delivery and Quality Metrics

    4.  QUARTERLY REPORTS

        -   QBR scorecard and next quarter goals

    5. REPORT FORMATS: Solectron and Handspring will agree on suitable formats, distribution lists and communication medium for each of the daily, weekly, monthly and quarterly reports.

    6. AGILE DOCUMENTATION SYSTEM: Agile Documentation system: The CM partner will use Handspring's Agile system to access all information on parts, bills of material, engineering changes and other procedures or documentations.

    7. INFORMATION EXCHANGE: Handspring and Solectron will in good faith implement business system tools to share information and facilitate ongoing business activity, including but not limited to Advanced Planning and Scheduling (APS) System, Cost of Goods System (COGS), and other electronic data interfaces.